UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 15

CERTIFICATION AND NOTICE OF TERMINATION OF REGISTRATION UNDER SECTION 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934 OR SUSPENSION OF DUTY TO FILE REPORTS UNDER SECTIONS 13 AND 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       Commission File Number  000-54626

                              Signal Advance, Inc.
             (Exact name of registrant as specified in its charter)

                   2520 County Road 81, Rosharon, Texas 77583
                                 713 510 7445
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Common Stock, No par value
          (Title of each class of securities covered by this Form)

                                     None
         (Titles of all other classes of securities for which a duty to file reports under section 13(a) or 15(d) remains)


Please place an X in the box(es) to designate the appropriate rule provision(s) relied upon to terminate or suspend the duty to file reports:

        Rule 12g-4(a)(1)      [ ]
        Rule 12g-4(a)(2)      [ ]
        Rule 12h-3(b)(1)(i)   [X]
        Rule 12h-3(b)(1)(ii)  [ ]
        Rule 15d-6            [X]

Approximate number of holders of record as of the certification or notice date:

        177

Pursuant to the requirements of the Securities Exchange Act of 1934, Signal Advance, Inc. has caused this certification/notice to be signed on its behalf by the undersigned duly authorized person.

Date: April 14, 2016                        By:   /s/ Chris M. Hymel
                                            Name: Chris M. Hymel
                                                  President